Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 18, 2013, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-188866) and related Prospectus of WCI Communities, Inc. dated June 14, 2013.

/s/ Ernst & Young LLP

Miami, Florida
June 14, 2013